UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

The Elmet Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-43245	33-1881598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Fore Street, Suite 301

Portland, Maine 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 518-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to the previously disclosed binding letter agreement (the “Letter Agreement”), dated September 11, 2026, by and between The Elmet Group Co., a Delaware corporation (the “Company,” “we,” “us” or “our”) and Blue Moon Metals Inc. (“Blue Moon”), on September 21, 2026, the Company entered into a warrant purchase agreement (the “Purchase Agreement”) with Blue Moon pursuant to which the Company agreed to issue and sell to Blue Moon an unregistered warrant (the “Warrant”) to purchase up to 1,166,970 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in consideration of Blue Moon’s entry into the Letter Agreement and its agreement to perform its obligations thereunder, including Blue Moon’s investment in the Company as contemplated by the Letter Agreement.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and Blue Moon. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Additionally, the Company and Blue Moon have agreed to provide the other party with customary indemnification under the Purchase Agreement

The Warrant has an exercise price of $21.423 per share of Common Stock (as adjusted from time to time in accordance with the terms therein) and will be exercisable at any time and from time to time, in whole or in part, subject to certain beneficial ownership limitations, beginning six (6) months from the date of issuance and will expire three (3) years from the date of issuance.

The Warrant may also be exercised on a cashless basis if there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the holder. The holder of the Warrant may not exercise the Warrant to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%. In the event of certain fundamental transactions (as defined in the Warrant), the holder of the Warrant will have the right to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant.

The foregoing summaries of the Warrant and the Purchase Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The offer and sale of the Warrant pursuant to the Purchase Agreement, was made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Any shares of Common Stock deliverable upon exercise of the Warrant will be issued in reliance upon the exemption from registration in Section 3(a)(9) or Section 4(a)(2) of the Securities Act, respectively. A detailed description of the Warrant is included in, and is incorporated into this Item 3.02 by reference to, Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Common Stock Purchase Warrant
10.1+	Warrant Purchase Agreement, dated September 21, 2026, by and between The Elmet Group Co. and Blue Moon Metals Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2026	The Elmet Group Co.

	By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman

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